U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2005

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

P.O. Box 95012, 8726 Barnard Street, Vancouver, B.C., Canada	V6P 6A6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 274 8004

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica announced in a News Release dated April 11, 2005, that its strategic partner Papua New Guinea Coffee Growers Federation Ltd. ("PNGCGF") was granted certification as a registered "Coffee Exporter" on April 6, 2005, by the Coffee Industry Corporation Ltd of Papua New Guinea. This historically marks the direct entrance of the Papua New Guinea ("PNG") co-operatives into the global coffee market and augments Coffee Pacifica's "Tree to Cup" vertical strategy. The Coffee Exporter permit advances Coffee Pacifica's ability to efficiently meet the customers demands in the lucrative US gourmet coffee market.

Jon Yogiyo, Vice Chairman of Coffee Pacifica, stated that "the granting of Coffee Exporter permit will immediately impact Coffee Pacifica's gross margins on sales and strengthen all aspects of our green bean supply in PNG. Now, we will direct our resources to aggressively increase our share of the US, Canada and European coffee markets. PNG coffee has an established market of approximately two percent (2%) of the world production. With approximately $900,000 funding and sixty thousand (60,000) coffee farmers with more in the process of joining our supply system; we are now poised to become a significant player in the PNG coffee industry. In general, this is a great achievement for the grass-roots coffee growers of PNG which Coffee Pacifica anticipates to duplicate in other coffee growing countries."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                                                                                            COFFEE PACIFICA, INC.

Date: April 11, 2005                                                                                         /s/ Shailen Singh

                                                                                                                            Shailen Singh, President & CEO